EX.99.906CERT
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Underlying Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Underlying Funds Trust for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Underlying Funds Trust for the stated period.

/s/ Lee Schultheis	/s/ Stephen G. Bondi

Lee Schultheis	Stephen G. Bondi
President, Underlying Funds Trust	Treasurer, Underlying Funds Trust

Dated: 3/7/2007	Dated: 3/7/2007
This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Underlying Funds Trust for purposes of the Securities Exchange Act of 1934.

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